UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 31, 2012

Medytox Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-54346	54-2156042
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 31, 2012, each of Joseph Fahoome and Robert Kuechenberg resigned from the Board of Directors of Medytox Solutions, Inc. (the "Company").  Neither Mr. Fahoome nor Mr. Kuechenberg expressed any disagreement with the Company on any matter relating to the Company's operations, policies or practices.  The Company granted to each of Mr. Fahoome and Mr. Kuechenberg options to purchase 10,000 shares of the Company's common stock, par value $.0001 per share, exercisable at $2.50 a share through December 31, 2014, pursuant to the terms of their respective option agreements.

The foregoing is qualified in its entirety by reference to (i) the Option Agreement between the Company and Joseph Fahoome, a copy of which is filed herewith as Exhibit 10.1, and (ii) the Option Agreement between the Company and Robert Kuechenberg, a copy of which is filed herewith as Exhibit 10.2.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description
10.1	Option Agreement, dated as of December 31, 2012, between Joseph Fahoome and Medytox Solutions, Inc.
10.2	Option Agreement, dated as of December 31, 2012, between Robert Kuechenberg and Medytox Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 14, 2013

MEDYTOX SOLUTIONS, INC.

/s/ William G. Forhan

William G. Forhan,
CEO and Chairman
(principal executive officer)

EXHIBIT INDEX

Exhibit Number	Description
10.1	Option Agreement, dated as of December 31, 2012, between Joseph Fahoome and Medytox Solutions, Inc.
10.2	Option Agreement, dated as of December 31, 2012, between Robert Kuechenberg and Medytox Solutions, Inc.